                                                                      Exhibit 12

                           DOMINION RESOURCES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (millions except ratios)


                                       Twelve Months               Twelve Months Ended December 31,
                                           Ended       ---------------------------------------------------------
                                       June 30, 1997        1996        1995        1994        1993        1992
                                       -------------        ----        ----        ----        ----        ----
Net Income                             $       688.9   $   472.1   $   425.0   $   478.2   $   516.6   $   444.5
Add: Income Taxes                              212.2       219.2       187.0       177.0       209.9       206.7
                                       -------------------------------------------------------------------------
Total                                          901.1       691.3       612.0       655.2       726.5       651.2
                                       -------------------------------------------------------------------------

Fixed Charges:

Interest charges                               493.4       388.9       386.4       364.4       377.0       378.6
Estimated Interest Factor of
  Rents Charged to Operating
  Expenses, Clearings, and
  Other Accounts                                 5.6         5.6         5.9         6.5         5.1         5.6
                                       -------------------------------------------------------------------------
Total Fixed Charges                            499.0       394.5       392.3       370.9       382.1       384.2
                                       -------------------------------------------------------------------------
Earnings as Defined                    $     1,400.1   $ 1,085.8   $ 1,004.3   $ 1,026.1   $ 1,108.6   $ 1,035.4
                                       -------------------------------------------------------------------------
Ratio of Earnings to Fixed Charges              2.81        2.75        2.56        2.77        2.90        2.69
                                       -------------------------------------------------------------------------
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